EXHIBIT 16.1

RBSM LP Accountants and Advisors 5 West 37th Street 9th Floor New York, NY 10018 212.868.3669 212.868.3498/Fax

May 26, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Telkonet, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of Telkonet, Inc.'s Form 8-K report dated May 26, 2011. We agree with the statements concerning our Firm in such Form 8-K.

RBSM LP Accountants and Advisors 5 West 37th Street 9th Floor New York, NY 10018 212.868.3669 212.868.3498/Fax

May 26, 2010

Members of the Audit Committee

Telkonet, Inc.
10200 Innovation Drive
Suite 300
Milwaukee, WI 53226

Gentlemen:

The purpose of this letter is to confirm the client-auditor relationship between Telkonet, Inc. (Commission File Number 333-165148) and RBSM LLP has ceased.

cc:	Office of the Chief Accountant Securities and Exchange Commission 100 F Street, North East Washington, D.C. 20549

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